Exhibit 99.5

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.

DIGICORP, INC.
(a Delaware corporation)

Warrant for the Purchase of 875,000 shares
of Common Stock, par value $.001 per share

Void after 11:59 p.m., Pacific Time, on August 29, 2013

DIGICORP, INC., a Delaware corporation (the “Company”), hereby certifies that YEAR OF THE GOLDEN PIG, LLC (the “Holder”), for value received, is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time, or from time to time during the period commencing as of the Exercise Date (as hereinafter defined) and expiring at 11:59 p.m., Pacific Time, on August 29, 2013 (the “Expiration Date”), up to 875,000 fully paid and non-assessable shares of Common Stock at a price of $0.09 per share (the “Exercise Price”).

The term “Exercise Date” means the date of this Warrant subject to the filing after the date hereof of a certificate of amendment to the certificate of incorporation of the Company increasing the number of its available shares for issuance.

The term “Common Stock” means the common stock, par value $.001 per share, of the Company as constituted on the date hereof (the “Base Date”), together with any other equity securities that may be issued by the Company in respect thereof or in substitution therefor.  The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth.  The shares of Common Stock deliverable or delivered upon such exercise, as adjusted from time to time, are hereinafter referred to as “Warrant Stock”.

Section 1.           Exercise of Warrant.  This Warrant may be exercised, subject to the requirements set forth below, in whole, or in part, at any time during the period commencing as of the Exercise Date and expiring at 11:59 p.m., Pacific Time, on the Expiration Date set forth above, by presentation and surrender of this Warrant certificate to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the aggregate Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant certificate for cancellation, execute and deliver a new Warrant certificate evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.  The Holder shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.  The Company shall promptly thereafter issue certificate(s) evidencing the Common Stock so purchased.

Section 2.           Reservation of Shares.  The Company shall at all times, on and subsequent to the Exercise Date, reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant.  All such shares (and other securities) shall be duly authorized and, when issued upon exercise, shall be validly issued, fully paid and non-assessable.

Section 3.           No Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

Section 4.           Assignment and Transfer.  This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

(i)           to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 4 with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; or

(ii)           to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

Section 5.           Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant certificate, and (in the case of loss, theft or destruction) of satisfactory indemnification, and upon surrender and cancellation of this Warrant certificate, if mutilated, the Company shall execute and deliver a new Warrant certificate of like tenor and date.

Section 6.           Rights of the Holder.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, unless and until this Warrant is exercised.  The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

Section 7.           Anti-Dilution Provisions.

7.1           Stock Splits, Dividends, Etc.

7.1.1  If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased.  Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

7.1.2  Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

7.2           Adjustment for Reorganization, Consolidation, Merger, Etc.  In case of any reorganization of the Company (or any other company, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other company) shall consolidate with or merge into another Company or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property received upon the exercise of this Warrant after such consummation.

7.3           Certificate as to Adjustments.  In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an officer of the Company setting forth such adjustment and showing the facts upon which such adjustment is based.  The Company shall forthwith mail a copy of each such certificate to the Holder.

Section 8.           Legends and Stop Transfer Orders.   The Warrant Stock to be received upon exercise of this Warrant shall be considered restricted securities and certificates representing such shares shall contain restrictive legends and stop transfer instructions will be placed with the Company’s transfer agent regarding such shares of Warrant Stock.  The Holder of this Warrant  and any transferee hereof or of the Warrant Stock issuable upon the exercise of the Warrant certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Act or any applicable state securities laws.   The stock certificates of the Company that will evidence the shares of Common Stock with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of the Company’s counsel that registration is not required under said Act.”

Section 9.           Miscellaneous.

9.1           Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.2           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be sent by mail, postage prepaid, to the Holder at its address as shown on the books of the Company or to the Company at its principal place of business, or to such other address as may be duly given to the Holder.

9.3           Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

9.4           Entire Agreement.  This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the 29th day of August, 2008.

DIGICORP, INC.

By:           _/s/ Jay Rifkin
Name:      Jay Rifkin
Title:         Chief Executive Officer

  WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ______________ shares of Common Stock of DIGICORP, INC. and hereby makes payment of $________________  in payment therefor.

[INSTRUCTIONS FOR ISSUANCE OF STOCK]

Name:	___________________________________________________

Address:	___________________________________________________

___________________________________________________

Soc. Sec. or
Tax Id. No.	___________________________________________________

Date:   ____________________________

__________________________________________
[Print Name of Holder]

__________________________________________
[Signature and Title]

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned Holder, hereby sells assigns and transfers to:
______________________________________________________________ whose address is ________________________________________________________________ the within Warrant, together with all rights title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, attorney, to transfer such Warrant on the books of the within named Company, with full power of substitution.

Date:   ____________________________

__________________________________________
[Print Name of Holder]

__________________________________________
[Signature and Title]

Medallion Guarantee:

____________________________________